Exhibit 99.1

Heinz Reports First-Quarter Earnings Per Share of 67 Cents, Strong Cash Flow and Reaffirms Fiscal 2010 Outlook

  Reported Sales, Operating Income and EPS declined 4.5%, 6.7% and 6.9% respectively, reflecting unfavorable foreign currency
  Sales grew 4.5%, Operating Income increased 5.6%, and EPS rose 9.7% on a constant currency basis, reflecting strong growth in Emerging Markets and solid performance by Top 15 brands
  Excellent Operating Free Cash Flow of $121 million was $176 million better than one year ago
  17th consecutive quarter of organic sales growth

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating Free Cash Flow is defined as cash from operations less capital expenditures net of proceeds from disposal of PP&E. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year), the impact of the fluctuation in the British Pound versus the Euro and U.S. Dollar cross rates on UK transaction costs (impact of currency on particular transactions such as raw material sourcing), and the impact of current and prior year foreign currency translation hedges.

PITTSBURGH--(BUSINESS WIRE)--August 20, 2009--The H.J. Heinz Company (NYSE:HNZ) today reported first-quarter revenue of $2.47 billion, net income of $213 million and diluted earnings per share of $0.67. The impact of currency reduced sales by 9%, and both net income and EPS by 17%. On a constant currency basis, Heinz achieved 4.5% sales growth, 5.6% growth in Operating Income and 9.7% growth in EPS.

The results reflected 14% organic sales growth (0.4% reported) in Emerging Markets, led by Latin America, India and Russia; 2.2% organic sales growth (-4.2% reported) in its Top 15 brands; and the positive impact of carryover pricing, despite a tough economic environment. Solid performances in North America and Europe; significantly higher profit in the U.S. Foodservice business; and disciplined cost management throughout the Company also contributed to the results. Net pricing increased 6% while total volume declined 4.3%.

Heinz delivered strong Operating Free Cash Flow of $121 million, an improvement of $176 million from the prior year.

“Led by strong organic sales growth in Emerging Markets, our sharply focused global portfolio of leading brands performed well, especially in our core categories of Ketchup and Sauces and Infant/Nutrition, even as the recession continued to impact consumer behavior,” said William R. Johnson, Heinz Chairman, President and Chief Executive Officer. “At the same time, Heinz delivered robust cash flow, reflecting our strong focus on working capital and in particular on reducing inventory.”

Emerging Markets generated approximately 16% of the Company’s total sales, led by higher sales of Complan® and Glucon-D® nutritional beverages in India, and higher volume and pricing in infant/nutrition products and ketchup in both Latin America and Russia.

The Company’s Top 15 brands globally generated approximately 70% of reported sales, led by the Heinz® brand, Ore-Ida® potatoes and T.G.I. Friday’s® snacks and skillet meals.

“Heinz continues to invest in marketing and innovation despite this difficult economy,” Mr. Johnson said. “At the same time, we have refrained from chasing unprofitable volume.”

Carryover pricing and tight cost controls were key factors in driving higher constant currency profit. As anticipated, the costs for key commodities such as tomatoes, tin plate and potatoes rose during the quarter. Overall, the Company’s net input costs rose 6% in the first quarter of Fiscal 2010.

During the quarter, the Company spent $16 million in upfront costs for new productivity initiatives, while benefiting from a $20 million mark-to-market gain on its total rate of return swap, which largely offset higher interest costs. In August 2009, Heinz took steps to restructure and extend the maturity of certain debt obligations through a private placement offering and exchange of notes. Heinz had a tax rate of 28.5% in the first quarter, which ended July 29, 2009, reflecting benefits from tax planning.

Fiscal 2010 Outlook
Heinz today reaffirmed its previous guidance for full-year Fiscal 2010 results. Based on its first-quarter performance, the Company remains on track to deliver the following results in constant currency (which excludes the impact of currency, which cannot be predicted with consistency):

  Sales growth of 4 to 6%;
  Growth in Operating Income of 6 to 8%; and
  Earnings per share growth of 5 to 8%.

Heinz also expects Operating Free Cash Flow of $850 to $900 million for the fiscal year.

First-Quarter Marketing Highlights
To support its leading brands, Heinz increased marketing on a constant currency basis by 3.2% in the first quarter. Reported marketing fell by 6%, reflecting the impact of a much stronger U.S. Dollar.

  In the U.S., Heinz continued to introduce innovative products to satisfy the consumer trend of at-home dining, including Ore-Ida® Steam n’ Mash™ Cut Red potatoes and new varieties of its fast-growing T.G.I. Friday’s® frozen snacks and complete skillet meals.
  In Europe, Heinz® Ketchup increased share in all 12 of its key markets.
  In Russia, the world’s second-largest ketchup market, Heinz maintained its number-one share in Ketchup and Sauces, supported by effective marketing and expanded distribution.
  In Mexico, where the Company launched a new wet baby food production line during the quarter, Heinz baby food won the endorsement of the Mexican Pediatric Association.

Segment Highlights

North American Consumer Products

Organic sales of the North American Consumer Products segment increased 0.5%, while reported sales declined 1.9%. Net prices grew 5.4%, reflecting the Company’s focus on full-price sales and the carryover impact of price increases taken across the majority of the product portfolio in Fiscal 2009. This organic growth came on top of 10% organic growth in the first quarter of Fiscal 2009. Volume decreased 4.9% as increases from the new T.G.I. Friday’s® snacks and skillet meals were more than offset by reduced promotional volume in Heinz® Ketchup and frozen meals. Unfavorable Canadian exchange translation rates decreased sales 2.4%.

Operating income increased 9.6%, as carryover pricing, tight cost controls and productivity improvements more than offset increased commodity costs, the impact of lower volume and unfavorable foreign exchange translation rates.

Europe

Organic sales in Europe increased 0.8%, while reported sales declined 14.1%. Net pricing increased 5.1%, reflecting the carryover impact of price increases taken in Fiscal 2009, as well as reduced promotional activity on Heinz® Ketchup, beans, soup and frozen products in the UK. Volume decreased 4.3%. Acquisitions increased sales 2.2%, reflecting the acquisition of Bénédicta® in France. Unfavorable foreign exchange translation rates decreased sales by 17.1%.

Operating income decreased 19.8%. Higher pricing was more than offset by unfavorable foreign exchange translation rates, the significant impact of cross-currency rate movements in the British Pound versus the Euro and U.S. Dollar, higher commodity costs and lower volume.

Asia/Pacific

Heinz Asia/Pacific organic sales increased 1.9% and reported sales increased 2.5%. Pricing increased 4.1%. Volume decreased 2.2%, largely reflecting softness in Australia. Acquisitions increased sales 12.7% due to the prior year acquisitions of Golden Circle and La Bonne Cuisine. Unfavorable exchange translation rates decreased sales by 12%.

Operating income decreased by 19.9%, reflecting unfavorable foreign exchange translation rates, increased commodity costs, which include the impact of cross-currency rates on raw material costs, and unfavorable volume. These declines were partially offset by higher pricing.

U.S. Foodservice

Organic sales of the U.S. Foodservice segment decreased 0.4% (-2% reported). Pricing increased sales 5.6%, largely due to the carryover impact of prior year price increases as well as decreased promotional spending on portion control condiments. Volume decreased 6%, reflecting lower U.S. restaurant traffic and SKU reductions. Divestitures reduced sales 1.6%.

Operating income increased 25%. The improvement reflected carryover pricing, tight cost management, actions to simplify the business and productivity improvements, which more than offset unfavorable volume.

Rest of World

Organic sales for Rest of World increased 22.9% (20.9% reported). Higher pricing increased sales by 26.2% to cover inflation. Volume decreased 3.3%, despite increases in ketchup and baby food in Latin America. Acquisitions increased sales 1% due to the prior year acquisition of Papillon, a small chilled products business in South Africa. Foreign exchange translation rates decreased sales 3.1%.

Operating income increased 43.1%, due mainly to increased pricing, partially offset by increased commodity costs.

MEETING WITH SECURITIES ANALYSTS – INTERNET BROADCASTS
Heinz will host an investor and analyst call today at 8:30 a.m. (Eastern Time). The call will be Webcast live on www.heinz.com and will be archived for playback. Participants (institutional investors and analysts) can call (800) 933-5758 in the U.S. and Canada. A listen-only broadcast for media is available on (800) 955-1760. Slides will be available for this call on www.heinz.com. The conference call will be hosted by Art Winkleblack, Chief Financial Officer.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and interest rate fluctuations,
  changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, economic or political instability in those markets, particularly in Venezuela, and the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 29, 2009.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, Boston Market® meals, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H. J. Heinz Company and Subsidiaries
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)

	First Quarter Ended
	July 29, 2009	July 30, 2008
	FY2010	FY2009

Sales	$2,467,923	$2,583,208
Cost of products sold	1,593,776	1,649,072

Gross profit	874,147	934,136

Selling, general and administrative expenses	508,178	541,872

Operating income	365,969	392,264

Interest income	28,659	11,428
Interest expense	82,989	74,605
Other expense, net	(5,415)	(2,704)

Income before income taxes	306,224	326,383

Provision for income taxes	87,132	92,099

Net income	219,092	234,284
Less: Net income attributable to the noncontrolling interest	6,528	5,320
Net income attributable to H.J. Heinz Company	$212,564	$228,964

Net income per share attributable to H.J. Heinz Company common shareholders - diluted	$0.67	$0.72

Average common shares outstanding - diluted	317,229	316,801

Net income per share attributable to H.J. Heinz Company common shareholders - basic	$0.67	$0.73

Average common shares outstanding - basic	315,074	312,022

Cash dividends per share	$0.42	$0.415

(Totals may not add due to rounding)

H. J. Heinz Company and Subsidiaries
Segment Data

	First Quarter Ended
	July 29, 2009	July 30, 2008
(In thousands)	FY2010	FY2009
Net external sales:
North American Consumer Products	$727,242	$741,182
Europe	788,840	918,191
Asia/Pacific	469,234	457,813
U.S. Foodservice	346,501	353,413
Rest of World	136,106	112,609
Consolidated Totals	$2,467,923	$2,583,208

Operating income (loss):
North American Consumer Products	$184,205	$168,108
Europe	125,641	156,740
Asia/Pacific	53,264	66,519
U.S. Foodservice	31,170	24,940
Rest of World	18,103	12,650
Other:
Non-Operating	(30,665)	(36,693)
Up front productivity charges (a)	(15,749)	-
Consolidated Totals	$365,969	$392,264

The company's revenues are generated via the sale of products in the following categories:

Ketchup and Sauces	$1,068,813	$1,098,585
Meals and Snacks	950,433	1,058,163
Infant/Nutrition	291,954	309,466
Other	156,723	116,994
Total	$2,467,923	$2,583,208

(a) Includes costs associated with targeted workforce reductions and asset write-offs related to a factory closure that were part of a corporation-wide initiative to improve productivity.

H. J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated August 20, 2009:

Operating Free Cash Flow Calculation	First Quarter Ended
(amounts in thousands)	July 29, 2009		July 30, 2008
	FY 2010		FY 2009
Cash provided by/(used for) operating activities	$168,868		$(13,935)
Capital expenditures	(48,708)		(41,634)
Proceeds from disposals of property, plant and equipment	645		689

Operating Free Cash Flow	$120,805		$(54,880)

Sales Variances

The following table illustrates the components of the change in net sales versus the prior year for each of the five reported business segments.

	First Quarter Ended July 29, 2009
												Total Net
					Organic		Foreign		Acquisitions/			Sales
	Volume	+	Price	=	Sales Growth (a)	+	Exchange	+	Divestitures		=	Change
Segment:
North American Consumer Products	(4.9%)		5.4%		0.5%		(2.4%)		0.0%			(1.9%)
Europe	(4.3%)		5.1%		0.8%		(17.1%)		2.2%			(14.1%)
Asia/Pacific	(2.2%)		4.1%		1.9%		(12.0%)		12.7%			2.5%
U.S. Foodservice	(6.0%)		5.6%		(0.4%)		0.0%		(1.6%)			(2.0%)
Rest of World	(3.3%)		26.2%		22.9%		(3.1%)		1.0%			20.9%
Consolidated Totals	(4.3%)		6.0%		1.7%		(9.0%)		2.9%			(4.5%)

(Totals may not add due to rounding)

Constant Currency Amounts

The following table reconciles the Company's reported results to constant currency results for both the current and prior year periods. The constant currency changes presented in the Company's press release dated August 20, 2009 represent the change in this year's constant currency results versus the prior year constant currency results.

	Reported Results	-	Currency Translation	-	UK Transaction	-	Currency Translation Hedges	=	Constant Currency Results			Constant Currency Change (d)
First Quarter Ended July 29, 2009
Total Sales	$2,467,923		$(232,677)		$-		$-		$2,700,600	(b)		4.5%
Total Operating income	$365,969		$(34,955)		$(13,335)		$-		$414,259	(b)		5.6%
EPS	$0.67		$(0.08)		$(0.03)		$(0.01)		$0.79	(b)		9.7%
Total Marketing expense	$94,112		$(9,216)		$-		$-		$103,328	(b)		3.2%

First Quarter Ended July 30, 2008
Total Sales	$2,583,208		$-		$-		$-		$2,583,208
Total Operating income	$392,264		$-		$-		$-		$392,264
EPS	$0.72		$-		$-		$-		$0.72	(c)
Total Marketing expense	$100,130		$-		$-		$-		$100,130

	Organic Sales				Acquisitions/		Total Net Sales
Organic Sales	Growth (a)	+	Foreign Exchange	+	Divestitures	=	Change

Emerging Markets	13.6%		(13.5%)		0.3%		0.4%
Top 15 Brands	2.2%		(8.8%)		2.4%		(4.2%)

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.
(b) Excludes currency translation and UK transaction impact versus FY09 average rates as well as current year translation hedge.
(c) Excludes prior year translation hedge.
(d) Change is calculated by taking Q1 FY10 constant currency results versus Q1 FY09 constant currency results.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048